                                                                    Exhibit 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

COLLECTIONS                                                                                                DOLLARS

Payments received                                                                                  BA1   54,949,867.05
  Plus / (Less) :
    Net Servicer Advances                                                                          BA2      860,814.49
    Investment Earnings on funds in the Collection Account                                         CB1       24,282.20
                                                                                                         -------------
Total Funds Available for Distribution                                                                   55,834,963.74
                                                                                                         =============

DISTRIBUTIONS

  Servicing Fee                                                              CF1    1,773,940.72
  Trustee and Other Fees                                                                    0.00
                                                                                   -------------

Total Fee Distribution                                                                                    1,773,940.72

  Note Interest Distribution Amount - Class A-1                 374,173.33
  Note Interest Distribution Amount - Class A-2               1,252,731.94
  Note Interest Distribution Amount - Class A-3                 613,433.33
  Note Interest Distribution Amount - Class A-4               1,796,506.25
                                                             -------------
                                                              4,036,844.85

  Note Principal Distribution Amount - Class A-1             49,247,957.74
  Note Principal Distribution Amount - Class A-2                      0.00
  Note Principal Distribution Amount - Class A-3                      0.00
  Note Principal Distribution Amount - Class A-4                      0.00
                                                             -------------
                                                             49,247,957.74

Total Class A Interest and Principal Distribution                                                        53,284,802.59

  Note Interest Distribution Amount - Class B-1                 222,847.63
  Note Principal Distribution Amount - Class B-1                      0.00
                                                             -------------

Total Class B Interest and Principal Distribution                                                           222,847.63

  Note Interest Distribution Amount - Class C-1                 279,417.11
  Note Principal Distribution Amount - Class C-1                      0.00
                                                             -------------

Total Class C Interest and Principal Distribution                                                           279,417.11

  Note Interest Distribution Amount - Class D-1                 273,955.69
  Note Principal Distribution Amount - Class D-1                      0.00
                                                             -------------

Total Class D Interest and Principal Distribution                                                           273,955.69

  Spread Account Deposit                                                                           BD1            0.00
                                                                                                         -------------

Total Distributions                                                                                      55,834,963.74
                                                                                                         =============

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

PORTFOLIO DATA:
                                                               # of loans
  Beginning Aggregate Principal Balance                                    86,164                             CI9  1,425,000,000.00

    Less:  Principal Payments                                                       CI5  (22,916,754.37)
           Full Prepayments                                                (1,501)  CI6  (21,275,731.44)
           Partial Prepayments                                                  -                  0.00
           Liquidations                                                       (57)  CI7     (900,166.30)
                                                                                         --------------
                                                                                                                     (45,092,652.11)
                                                                                                                   ----------------
  Ending Aggregate Principal Balance                                       84,606                             CI8  1,379,907,347.89
                                                                                                                   ================

Ending Outstanding Principal Balance of Notes                                                                 BE1  1,354,377,042.26
Overcollateralization Amount                                                                              (1)-(2)     25,530,305.63
Overcollateralization Level                                                                               (3)/(1)              1.85%

OTHER RELATED INFORMATION:

Spread Account:

        Beginning Balance                                                           CT1   14,250,000.00
          Deposits                                                                  BD1            0.00
          Investment Earnings on funds in the Spread Account                        CB2       14,395.75
          Reductions                                                                BD4     (465,322.27)
                                                                                         --------------
        Ending Balance                                                                                                13,799,073.48

        Beginning Initial Deposit                                                   CT1   14,250,000.00
          Repayments                                                                BD3     (465,322.27)
                                                                                         --------------
        Ending Initial Deposit                                                                                        13,784,677.73

Modified Accounts:
        Principal Balance                                                                          0.00%                       0.00
        Scheduled Balance                                                                          0.00%                       0.00

Servicer Advances:
        Beginning Unreimbursed Advances                                                            0.00
        Net Advances                                                                BA2      860,814.49
                                                                                         --------------
                                                                                                                         860,814.49

Net Charge-Off Data:
        Charge-Offs                                                                 CL1      118,366.73
        Recoveries                                                                  CL2      (14,412.24)
                                                                                         --------------
        Net Charge-Offs                                                                                                  103,954.49

Delinquencies ( P&I):                                          # of loans
        30-59 Days                                                            624   CE3    7,007,499.72
        60-89 Days                                                             30   CE4      328,397.76
        90-119 Days                                                             0                  0.00
        120 days and over                                                       0                  0.00

Repossessions                                                                  10   CK2       94,899.65

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
 of the Sale and Servicing Agreement)                                           0                                              0.00

Cumulative Charge-Off Percentage                                                                              CM1              0.01%

WAC                                                                                                           CO1           10.8707%
WAM                                                                                                           CO2            62.324

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

                                    BEGINNING              NOTE MONTHLY
             ORIGINAL              OUTSTANDING               PRINCIPAL      PRIOR
             PRINCIPAL              PRINCIPAL              DISTRIBUTABLE  PRINCIPAL
CLASSES       BALANCE                BALANCE                  AMOUNT      CARRYOVER
===================================================================================
A-1        211,000,000.00  CT2    211,000,000.00  BB5+BE2  49,247,957.74     0.00

A-2        491,000,000.00  CT3    491,000,000.00                    0.00     0.00

A-3        168,000,000.00  CT4    168,000,000.00                    0.00     0.00

A-4        373,300,000.00  CT5    373,300,000.00                    0.00     0.00

B-1         53,430,000.00  CT6     53,430,000.00                    0.00     0.00

C-1         60,560,000.00  CT7     60,560,000.00                    0.00     0.00

D-1         46,335,000.00  CT8     46,335,000.00                    0.00     0.00

=================================================================================

TOTAL    1,403,625,000.00       1,403,625,000.00           49,247,957.74     0.00

=================================================================================

             TOTAL                    REMAINING               TOTAL
           PRINCIPAL     CURRENT     OUTSTANDING            PRINCIPAL
         DISTRIBUTABLE  PRINCIPAL     PRINCIPAL           AND INTEREST
CLASSES      AMOUNT     CARRYOVER      BALANCE            DISTRIBUTION
=======================================================================
A-1      49,247,957.74     0.00      161,752,042.26  (1)  49,622,131.07

A-2               0.00     0.00      491,000,000.00  (2)   1,252,731.94

A-3               0.00     0.00      168,000,000.00  (3)     613,433.33

A-4               0.00     0.00      373,300,000.00  (4)   1,796,506.25

B-1               0.00     0.00       53,430,000.00  (5)     222,847.63

C-1               0.00     0.00       60,560,000.00  (6)     279,417.11

D-1               0.00     0.00       46,335,000.00  (7)     273,955.69

=======================================================================

TOTAL    49,247,957.74     0.00    1,354,377,042.26       54,061,023.02

=======================================================================

                         NOTE MONTHLY                  TOTAL
                           INTEREST       PRIOR      INTEREST       INTEREST    DEFICIENCY  POLICY
 NOTE     INTEREST       DISTRIBUTABLE  INTEREST   DISTRIBUTABLE  DISTRIBUTION    CLAIM      CLAIM
CLASSES     RATE            AMOUNT      CARRYOVER     AMOUNT         AMOUNT       AMOUNT    AMOUNT
==================================================================================================
A-1       1.14000%  BB1     374,173.33     0.00       374,173.33    374,173.33     0.00      0.00

A-2       1.67000%  BB2   1,252,731.94     0.00     1,252,731.94  1,252,731.94     0.00      0.00

A-3       2.39000%  BB3     613,433.33     0.00       613,433.33    613,433.33     0.00      0.00

A-4       3.15000%  BB4   1,796,506.25     0.00     1,796,506.25  1,796,506.25     0.00      0.00

B-1       2.73000%  BC1     222,847.63     0.00       222,847.63    222,847.63     0.00      0.00

C-1       3.02000%  BC2     279,417.11     0.00       279,417.11    279,417.11     0.00      0.00

D-1       3.87000%  BC3     273,955.69     0.00       273,955.69    273,955.69     0.00      0.00

=================================================================================================

TOTAL                     4,813,065.28     0.00     4,813,065.28  4,813,065.28     0.00      0.00

=================================================================================================

                        WFS FINANCIAL 2003-4 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended December 31, 2003
                    for Distribution Date of January 20, 2004

         Detailed Reporting

                           See Schedule F

         WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated November 1, 2003.

                                               ---------------------------------
                                               Lori Bice
                                               Assistant Vice President
                                               Director Technical Accounting

                                               ---------------------------------
                                               Susan Tyner
                                               Vice President
                                               Assistant Controller